UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-0008

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 11, 2023, Cibus, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated, and Canaccord Genuity LLC, as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 2,106,723 shares (the “Shares”) of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and, in lieu of Class A Common Stock to one of the Company’s executive officers, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 50,000 shares of Class A Common Stock (the “Warrant Shares”) to the Underwriters in an underwritten registered direct offering (the “Offering”). The offering price for each share of Class A Common Stock in the Offering was $9.00 per Share, except for shares of Class A Common Stock purchased by an executive officer of the Company, which were offered at a price of $10.58 per Share, which was the closing bid price for shares of our Class A Common Stock on December 11, 2023, and $10.57 per Pre-Funded Warrant, which was the closing bid price for shares of Class A Common Stock on December 11, 2023, minus the $0.01 exercise price per Pre-Funded Warrant. The Pre-Funded Warrants will be immediately exercisable until fully exercised at an exercise price of $0.01 per share, subject to an ownership limitation.

The Offering was made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3, as amended (Registration No. 333-273062).

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Company, the Company’s directors and executive officers and certain of the Company’s stockholders also agreed not to sell or transfer any Class A Common Stock without first obtaining the written consent of the Representatives on behalf of the Underwriters, subject to certain exceptions as described in the prospectus supplement, for 30 days in the case of the Company, and for 90 days in the case of the Company’s directors and executive officers and certain of the Company’s stockholders, after the date of the Prospectus, as defined in the Underwriting Agreement.

On December 14, 2023, the Offering closed. The Company received net proceeds of approximately $17.9 million, after deducting the underwriting discounts and commissions and other offering expenses payable by the Company.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the form of Pre-Funded Warrant is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Jones Day relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of December 11, 2023, among Cibus, Inc., Stifel, Nicolaus & Company, Incorporated and Canaccord Genuity LLC, as representatives of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2023

CIBUS, INC.

By:	/s/ Rory Riggs
Name:	Rory Riggs
Title:	Chief Executive Officer and Chairman